UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 26, 2016 (October 20, 2016)

chatAND, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54587	27-2761655
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

244 5th Avenue, Suite C68, New York, New York 10001
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(917) 818-2280
(REGISTRANT’S TELEPHONE NUMBER)

Not applicable
(FORMER NAME, IF CHANGES SINC LAST REPORT

Check the appropriate box below if the FORM 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Rudman Resignation

Effective as of October 20, 2016, Ms. Victoria Rudman resigned as the interim Chief Executive Officer and Chief Financial Officer of the Company. The resignation was not the result of any disagreements with the Company. A copy of Ms. Rudman’s resignation letter is attached as Exhibit 99.1 to this Form 8-K.

David Stefanksy, a member of the Company’s Board of Directors, will serve as Interim Chief Executive Officer and John Steinhouse, also a member of the Company’s Board of Directors, will serve as Interim Chief Financial Officer. The Company will promptly begin a search for permanent executive officers for both positions.

Biographic information for Messrs. Stefansky and Steinhouse is set forth below:

Mr. Stefansky is a Founder and Principal of Bezalel Partners, a merchant bank that provides capital formation and strategic advisory services to mid-market private and small to mid-cap public companies in the healthcare, life sciences, and technology sectors. Mr. Stefansky brings 20+ years of principal investment, investment banking, and operational experience to the Bezalel team. Prior to forming Bezalel, Mr. Stefansky was a founder and principal of Harborview Capital, a New York-based private equity firm. While at Harborview, Mr. Stefansky invested $150M of debt, equity, and hybrid capital through Harborview Funds and Partners. Notable transactions include Alliqua BioMedical (Nasdaq: ALQA) where Mr. Stefansky, as Executive Chairman and Chairman of the Board, helped a struggling hydrogel manufacturer transition into a leading provider of wound management solutions.

Mr. Steinhouse has served as vice president of sales for Sandlot Solutions in Philadelphia, PA, a health information exchange and analytics software company since 2012. From 2008 to 2011, he served as director of healthcare for Oracle Corporation in Philadelphia, PA, where he was responsible for overall sales (acquiring new, maintaining revenue and growing existing accounts) for direct and the channel sales to hospitals. From 2005 to 2008, he was regional manager of Concerro Incorporated, where he was responsible for new “software as a service” to increase utilization of internal employee resources. Mr. Steinhouse brings to the board the experience of a senior sales executive with over 23 years of experience in healthcare industry.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Letter of resignation of Ms. Rudman.

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2016

CHATAND, INC.

By:	/s/ David Stefansky
Interim Chief Executive Officer